As filed with the Securities and Exchange Commission on October 26, 2006.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The E.W. Scripps Company
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	31-1223339 (I.R.S. Employer Identification Number)
312 Walnut Street, Suite 2800
Cincinnati, Ohio 45202
(513) 977-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mary Denise Kuprionis
Vice President, Corporate Secretary, and Director of Legal Affairs
312 Walnut Street, Suite 2800
Cincinnati, Ohio 45202
(513) 977-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service for registrant)

Please send copies of all communications to:
William Appleton, Esq.
Baker & Hostetler LLP
312 Walnut Street, Suite 3200
Cincinnati, Ohio 45202
(513) 929-3400

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If the Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price per	aggregate offering	Amount of
Title of each class of securities to be registered	Registered(1)	unit(1)	price(1)	registration fee(1)
Class A Common Shares, $.01 par value
Preferred Shares, $.01 par value
Debt Securities

(1)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. In reliance on Rule 456(b) or 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fees, except for $18,400 that has already been paid with respect to $200,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-100390 filed on October 7, 2002, and that were not sold thereunder. In accordance with Rule 457(p) under the Securities Act of 1933, as amended, that unused amount of the registration fee paid with respect to Registration Statement No. 333-100390 shall be applied to pay the first $18,400 of the registration fee that will be payable with respect to this registration statement.

PROSPECTUS

Class A Common Shares
Preferred Shares
Debt Securities

The E.W. Scripps Company
     This prospectus relates to the offer and sale from time to time of our Class A Common Shares, $.01 par value, our Preferred Shares, $.01 par value, and our debt securities. We will provide specific terms of any offering in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer the securities and may also supplement, update or amend information contained in this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus, any prospectus supplement, and any documents incorporated by reference carefully before you invest.
     These securities may be sold on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October 26, 2006

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we may sell at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information on the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”
     We have not authorized any dealer, salesman or other person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information contained in this prospectus or any applicable prospectus supplement is only correct as of their respective dates or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since those dates.
     As used in this prospectus, “Company,” “Scripps,” “we,” “our” and “us” may, depending on the context, refer to The E.W. Scripps Company, to one or more of its consolidated subsidiaries or to all of them taken as a whole.
FORWARD-LOOKING STATEMENTS
     Some of the discussion and the information set forth in this prospectus and any prospectus supplement and any other documents incorporated by reference contain forward-looking statements that are based on our current expectations. Forward-looking statements are subject to certain risks, trends, uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. Such risks, trends, uncertainties and other factors, which in most instances are beyond our control, include changes in advertising demand and other economic conditions; consumers’ taste; newsprint prices; program costs; labor relations; technological developments; competitive pressures; interest rates; regulatory rulings; and reliance on third-party vendors for various products and services. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “intend,” “potential,” “likely will result,” or the negative of such terms or other similar expressions.
     All forward-looking statements are made as of the date of the document in which they are contained, speak only as of such date and should be evaluated with the understanding of their inherent uncertainty. Given these risks and uncertainties, you should not place undue reliance on the forward-looking statements.
     You should read this registration statement and the documents that we reference in this registration statement and have filed as exhibits to this registration statement completely and with the understanding that our actual future results might be materially different from what we expect. We do not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date the statement is made.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. Such filings are available to the public from the SEC’s website at http://www.sec.gov. You may also read and copy this information at the SEC’s public reference room located at 100 F Street, N.E., Washington D.C. 20549. You may also obtain copies of any document filed by us at prescribed rates by writing to the Public Reference Section of the SEC at that address Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities.
     You may also inspect and copy the reports, proxy statements and other information we file at the offices of the New York Stock Exchange, on which our Class A Common Shares are listed, at 20 Broad Street, New York, New York 10005.

     In addition, we make available our SEC reports, proxy statements and other information in the “Investor Relations” section of our Internet website (http://www.scripps.com). UNLESS EXPRESSLY INCORPORATED BY REFERENCE, THE INFORMATION CONTAINED ON OR MADE AVAILABLE THROUGH OUR INTERNET WEBSITE DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” the information contained in documents we file with the SEC. This means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces that information. Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.
     We incorporate by reference the following documents:
1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 16, 2006, (except for Item 6, Item 7, Item 7a and Item 8 which have been revised to conform the presentation of financial statement information with respect to our Shop At Home business segment included therein to the financial statement presentation of Shop At Home as a discontinued operations in our 2006 financial statements).

2.	The Company’s Quarterly Reports on Form 10-Q for the quarter ended June 30, 2006, filed on August 9, 2006, and for the quarter ended March 31, 2006, filed on May 10, 2006, as amended on Form 10-Q/A filed on September 1, 2006.

3.	The Company’s Current Reports on Form 8-K dated October 26, 2006, September 27, 2006, September 12, 2006, August 10, 2006, June 22, 2006, June 21, 2006, June 19, 2006, June 14, 2006, May 19, 2006, May 16, 2006, May 12, 2006, May 8, 2006, April 13, 2006, April 3, 2006, March 16, 2006, March 14, 2006, February 28, 2006, and February 14, 2006.

4.	The description of the Company’s Class A Common Shares and Preferred Shares contained in the Company’s Registration Statement on Form 10 (File No. 1-11969).
     This prospectus also incorporates by reference additional documents that we may file with the SEC between the date of this prospectus and before the completion of the offering of the securities described in this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
     You can obtain any of the documents incorporated by reference in this document from the SEC through its public reference facilities or Internet website, as described above. The documents incorporated by reference are also available through our Internet website as described above, or they may be obtained from us without charge (excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus) by requesting them in writing or by telephone at the following address:
Vice President-Investor Relations
The E.W. Scripps Company
312 Walnut Street
P.O. Box 5380
Cincinnati, Ohio 45201
Telephone: (513) 977-3000

THE E.W. SCRIPPS COMPANY
     We are a diverse media concern with interests in national television networks (“Scripps Networks”), newspaper publishing, broadcast television, interactive media and licensing and syndication. All of our media businesses provide content and advertising services via the Internet.
Scripps Networks
     Scripps Networks includes five national lifestyle television networks: Home & Garden Television, Food Network, DIY — Do It Yourself Network, Fine Living and Great American Country. We own approximately 70% of the Food Network and 90% of Fine Living. Scripps Networks also includes our online channels, HGTVPro.com and HGTVKitchenDesign.com, and our 12% interest in Sports Net South, a regional television network. In addition, our networks operate internationally through licensing agreements and joint ventures with foreign entities. Scripps Networks earns revenue primarily from the sale of advertising time and from affiliate fees paid by cable and satellite television systems.
Newspapers
     We operate daily and community newspapers in 18 markets in the United States. Our newspapers earn revenue primarily from the sale of advertising space to local and national advertisers and from the sale of newspapers to readers. Three of our newspapers are operated pursuant to the terms of joint operating agreements. Each of those newspapers maintains a separate and independent editorial operation and receives a share of the operating profits of the combined newspaper operations.
Broadcast Television
     Broadcast television includes six ABC-affiliated stations, three NBC-affiliated stations and one independent station. Each station is in one of the 61 largest television markets in the U.S. Broadcast television stations earn revenue primarily from the sale of advertising time to local and national advertisers.
Interactive Media
     Interactive media includes our online shopping services, Shopzilla and uSwitch. Shopzilla operates a product comparison shopping service that helps consumers find products offered for sale by online retailers. Shopzilla also operates BizRate, an online consumer feedback network that collects millions of consumer reviews of stores and products each year. uSwitch operates an online comparison service that helps consumers in the United Kingdom compare prices and arrange for the purchase of a range of essential home services including gas, electricity, home phone, broadband and personal finance products. Our interactive media businesses earn revenue primarily from referral fees and commissions paid by participating online retailers and service providers.
RATIO OF EARNINGS TO FIXED CHARGES
     The following table contains our ratio of earnings to fixed charges for the periods indicated.

	Years ended December 31,
Six months ended
June 30, 2006	2005	2004	2003	2002	2001

11.88	14.50	15.79	12.83	9.95	6.82
     Earnings used to compute this ratio are earnings before income taxes after eliminating undistributed earnings of 20% to 50% owned affiliates and before fixed charges, excluding capitalized interest and preferred stock dividends of majority-owned subsidiaries. Fixed charges consist of interest, whether expensed or capitalized, amortization of debt issue costs, a portion of rental expense representative of the interest factor and preferred stock dividends of majority-owned subsidiaries.
USE OF PROCEEDS
     Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.
DESCRIPTION OF CAPITAL STOCK
     The following summary description of the Company’s capital stock does not purport to be complete and is qualified entirely by reference to the Articles of Incorporation and Code of Regulations of the Company, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.
     The authorized capital stock of the Company consists of 240 million Class A Common Shares, 60 million Common Voting Shares and 25 million Preferred Shares. As of August 31, 2006, 126,683,675 Class A Common Shares and 36,568,226 Common Voting Shares were outstanding. No Preferred Shares are outstanding. Except in connection with stock splits, stock dividends or similar transactions, the Articles of Incorporation of the Company prohibit the issuance of additional Common Voting Shares.
Class A Common Shares and Common Voting Shares
     Voting Rights. Holders of Class A Common Shares are entitled to elect the greater of three or one-third of the directors of the Company (or the nearest smaller whole number if one-third of the entire Board is not a whole number), except directors, if any, to be elected by holders of Preferred Shares or any series thereof. Holders of Common Voting Shares are entitled to elect all remaining directors and to vote on all other matters. Nominations of persons for election by either class of shares to the Board are made by the vote of a majority of all directors then in office upon recommendation of the Nominating Committee of the Board, regardless of the class of shares entitled to elect them. Holders of a majority of the outstanding Common Voting Shares have the right to increase or decrease the number of authorized and unissued Class A Common Shares and Common Voting Shares, but not below the number of shares thereof then outstanding. The Company’s Class A Common Shares and Common Voting Shares do not have cumulative voting rights.
     Holders of Class A Common Shares are not entitled to vote on any other matters except as required by the Ohio General Corporation Law (“Ohio Law”). Under Ohio Law, an amendment to a corporation’s articles of incorporation that purports to do any of the following would require the approval of the holders of each class of capital stock affected: (i) increase or decrease the par value of the issued shares of such class (or of any other class of capital stock of the corporation, if the amendment would reduce or eliminate the stated capital of the corporation), (ii) change issued shares of a class into a lesser number of shares or into the same or a different number of shares of any class theretofore or then authorized (or so change any other class of capital stock of the corporation if the amendment would reduce or eliminate the stated capital of the corporation), (iii) change the express terms of, or add express terms to, the shares of a class in any manner substantially prejudicial to the holders of such class, (iv) change the express terms of issued shares of any class senior to the particular class in any manner substantially prejudicial to the holders of such junior class, (v) authorize shares of another class that are convertible into, or authorize the conversion of shares of another class into, such class, or authorize the directors to fix or alter conversion rights of shares of another class that are convertible into such class, (vi) provide that the stated capital of the corporation shall be reduced or eliminated as a result of an amendment described in clause (i) or (ii) above, or provide, in the case of an amendment described in clause (v) above, that the stated capital of the corporation shall be reduced or eliminated upon the exercise of such conversion rights, (vii) change substantially the purpose of the corporation, or provide that thereafter an amendment to the corporation’s articles of incorporation may be adopted that changes substantially the purposes of the corporation, or (viii) change the corporation into a nonprofit corporation.
     The holders of Common Voting Shares have the power to defeat any attempt to acquire control of the Company with a view to effecting a merger, sale of assets or similar transaction even though such a change in control may be favored by shareholders holding substantially more than a majority of the Company’s outstanding equity. This may have the effect of precluding holders of shares in the Company from receiving any premium above market price for their shares which may be offered in connection with any such attempt to acquire control.
     The Company’s voting structure, which is similar to voting structures adopted by a number of other media companies, is designed to promote the continued independence and integrity of the Company’s media operations under the control of the holders of Common Voting Shares while at the same time providing for equity ownership in the Company by a broader group of shareholders through the means of a class of publicly traded common shares. This structure may render more difficult certain unsolicited or hostile attempts to take over the Company which could disrupt the Company, divert the attention of its directors, officers and employees and adversely affect the independence and quality of its media operations.

     Dividend Rights. Each Class A Common Share is entitled to dividends if, as and when dividends are declared by the Board of Directors of the Company. Dividends must be paid on the Class A Common Shares and Common Voting Shares at any time that dividends are paid on either. Any dividend declared and payable in cash, capital stock of the Company (other than Class A Common Shares or Common Voting Shares) or other property must be paid equally, share for share, on the Common Voting Shares and the Class A Common Shares. Dividends and distributions payable in Common Voting Shares may be paid only on Common Voting Shares, and dividends and distributions payable in Class A Common Shares may be paid only on Class A Common Shares. If a dividend or distribution payable in the Class A Common Shares is made on Class A Common Shares, a simultaneous dividend or distribution in the Common Voting Shares must be paid on the Common Voting Shares. If a dividend or distribution payable in Common Voting Shares is made on the Common Voting Shares, a simultaneous dividend or distribution in Class A Common Shares must be made on the Class A Common Shares. Pursuant to any such dividend or distribution, each Common Voting Share will receive a number of Common Voting Shares equal to the number of Class A Common Shares payable on each Class A Common Share. In the case of any dividend or other distribution payable in stock of any corporation which just prior to the time of the distribution is a wholly owned subsidiary of the Company and which possesses authority to issue class A common shares and common voting shares with voting characteristics identical to those of the Company’s Class A Common Shares and Common Voting Shares, respectively, including a distribution pursuant to a stock dividend, a stock split or division of stock or a spin-off or split-up reorganization of the Company, only class A common shares of such subsidiary will be distributed with respect to the Company’s Class A Common Shares and only common voting shares of such subsidiary will be distributed with respect to the Company’s Common Voting Shares.
     Conversion. Each Common Voting Share is convertible at any time, at the option of and without cost to its holder, into one Class A Common Share.
     Liquidation Rights. In the event of the liquidation, dissolution or winding up of the Company, holders of Class A Common Shares and Common Voting Shares will be entitled to participate equally, share for share, in the assets available for distribution.
     Preemptive Rights. Holders of Class A Common Shares do not have preemptive rights to purchase shares of such stock or shares of stock of any other class that the Company may issue. Holders of Common Voting Shares have preemptive rights to purchase any additional Common Voting Shares or any other stock with or convertible into stock with general voting rights issued by the Company.
Preferred Shares
     No Preferred Shares are outstanding. The Board of Directors is authorized to issue, by resolution and without any action by shareholders, up to 25 million Preferred Shares. All Preferred Shares will be of equal rank. Dividends on Preferred Shares will be cumulative and will have a preference to the Class A Common Shares and Common Voting Shares. So long as any Preferred Shares are outstanding, no dividends may be paid on, and the Company may not redeem or retire, any common shares or other securities ranking junior to the Preferred Shares unless all accrued and unpaid dividends on the Preferred Shares shall have been paid. In the event of a liquidation, dissolution or winding up of the Company, the Company’s Preferred Shares are entitled to receive, before any amounts are paid or distributed in respect of any securities junior to the Preferred Shares, the amount fixed by the Board of Directors as a liquidation preference, plus the amount of all accrued and unpaid dividends. The Preferred Shares have no voting rights except as may be required by Ohio Law. See “Description of Capital Stock — Class A Common Shares and Common Voting Shares — Voting Rights” for those amendments to the Articles that would require a vote of the holders of the Preferred Shares.
     Except as specifically described in this section, the Board of Directors will have the power to establish the designations, dividend rate, conversion rights, terms of redemption, liquidation preference, sinking fund terms and all other preferences and rights of any series of Preferred Shares. The issuance of Preferred Shares may adversely affect certain rights of the holders of Class A Common Shares and Common Voting Shares and may render more difficult certain unsolicited or hostile attempts to take over the Company.
Evaluation of Tender Offers and Similar Transactions
     The Company’s Articles of Incorporation provide that the Board of Directors, when evaluating any offer of another party to make a tender or exchange offer for any equity security of the Company, or any proposal to merge or consolidate the Company with another company, or to purchase or otherwise acquire all or substantially all the properties and assets of the Company, must give due consideration to the effect of such a transaction on the integrity, character and quality of the Company’s operations, as well as to all other relevant factors, including the long-term and short-term interests of the

Company and its shareholders, and the social, legal and economic effects on employees, customers, suppliers and creditors and on the communities and geographical areas in which the Company and its subsidiaries operate or are located, and on any of the businesses and properties of the Company or any of its subsidiaries. This provision may have the effect of rendering more difficult or discouraging an acquisition of the Company that is deemed undesirable by the Board of Directors.
Compliance with FCC Regulations
     The Company’s Articles of Incorporation authorize it to obtain information from shareholders and persons seeking to have shares of the Company’s capital stock transferred to them, in order to ascertain whether ownership of, or exercise of rights with respect to, the Company’s shares by such persons would violate federal communications laws. If any person refuses to provide such information or the Company concludes that such ownership or exercise of such rights would result in the violation of applicable federal communications laws, the Company may refuse to transfer shares to such person or refuse to allow him to exercise any rights with respect to the Company’s shares if exercise thereof would result in such a violation.
Certain Ohio Anti-Takeover Laws
     Certain Ohio anti-takeover laws may have the effect of discouraging or rendering more difficult an unsolicited acquisition of a corporation or its capital stock to the extent the corporation is subject to such provisions. The articles of incorporation of a corporation may provide that any one or more of these provisions of Ohio Law will not apply to the corporation. The Articles of Incorporation of the Company provide that none of these provisions apply to the Company except the tender offer statute.
     Business Combinations with Interested Shareholders. Chapter 1704 of the Ohio Law applies to a broad range of business combinations between an Ohio corporation and an “interested shareholder.” Under Chapter 1704, a person becomes an “interested shareholder” upon the acquisition of 10% of the voting power of a subject Ohio corporation. The prohibition imposed by Chapter 1704 continues indefinitely after the initial three-year period unless the subject transaction is approved by the requisite vote of the shareholders or satisfies statutory conditions relating to the fairness of consideration received by shareholders who are not interested in the subject transaction. During the initial three-year period the prohibition is absolute absent prior approval by the board of directors of the acquisition of voting power by which a person became an “interested shareholder” or of the subject transaction. The Company has made Chapter 1704 inapplicable to it by so providing in the Articles of Incorporation of the Company.
     Control Share Acquisition. Section 1701.831 of the Ohio Law (the “Ohio Control Share Acquisition Statute”) provides that certain notice and informational filings and special shareholder meeting and voting procedures must be followed prior to consummation of a proposed “control share acquisition,” which is defined as any acquisition of an issuer’s shares which would entitle the acquiror, immediately after such acquisition, directly or indirectly, to exercise or direct the exercise of voting power of the issuer in the election of directors within any of the following ranges of such voting power: (i) one-fifth or more but less than one-third of such voting power, (ii) one-third or more but less than a majority of such voting power, or (iii) a majority or more of such voting power. Assuming compliance with the notice and information filings prescribed by statute, the proposed control share acquisition may be made only if, at a duly convened special meeting of shareholders, the acquisition is approved by both a majority of the voting power of the issuer represented at the meeting and a majority of the voting power remaining after excluding the combined voting power of the intended acquiror and the directors and officers of the issuer. The Company has made the Ohio Control Share Acquisition Statute inapplicable to it by so providing in the Articles of Incorporation of the Company.
     Ohio “Anti-Greenmail” Statute. Pursuant to Ohio Law Section 1707.043, a public corporation formed in Ohio may recover profits that a shareholder makes from the sale of the corporation’s securities within 18 months after making a proposal to acquire control or publicly disclosing the possibility of a proposal to acquire control. The corporation may not, however, recover from a person who proves either (i) that his sole purpose in making the proposal was to succeed in acquiring control of the corporation and there were reasonable grounds to believe that he would acquire control of the corporation or (ii) that his purpose was not to increase any profit or decrease any loss in the stock. Also, before the corporation may obtain any recovery, the aggregate amount of the profit realized by such person must exceed $250,000. Any shareholder may bring an action on behalf of the corporation if a corporation refuses to bring an action to recover these profits. The party bringing such an action may recover his attorneys’ fees with the permission of the court having jurisdiction over such action. The Articles of Incorporation of the Company provide that this statute does not apply to the Company.
     Tender Offer Statute. The Ohio tender offer statute (Ohio Law Section 1707.041) requires any person making a tender offer for a corporation having its principal place of business in Ohio to comply with certain filing, disclosure and procedural requirements. The disclosure requirements include a statement of any plans or proposals that the offeror, upon gaining control, may have to liquidate the subject company, sell its assets, effect a merger or consolidation of it, establish, terminate, convert, or amend employee benefit plans, close any plant or facility of the subject company or of any of its subsidiaries or affiliates, or make any other major change in its business, corporate structure, management personnel, or policies of employment.
Registrar and Transfer Agent
     The registrar and transfer agent for the Company’s Class A Common Shares is Mellon Investor Services LLC, Jersey City, New Jersey.
DESCRIPTION OF DEBT SECURITIES
     This prospectus describes certain general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the debt securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.
     The debt securities are to be issued under an indenture (the “Indenture”) entered into between us and U.S. Bank National Association, as trustee.
     We sometimes refer below to specific sections of the Indenture. When we do so, we indicate where you can find the relevant section in the Indenture by noting the section number in parentheses. When we do refer to specific sections contained in the Indenture or terms defined in the Indenture, including important terms, which we capitalize here, we use them in this prospectus in the same way we use them in the Indenture, and you should refer to the Indenture itself for detailed, specific, legal descriptions.
     We have summarized some terms of the Indenture. The summary is not complete. The Indenture was filed as an exhibit to the registration statement of which this prospectus is a part. You should read the Indenture for a complete statement of the provisions summarized in this prospectus and for provisions that may be important to you. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.
Ranking
     The debt securities will be our direct, unsecured obligations and will rank on a parity with our other unsecured and unsubordinated indebtedness.
     Because a significant part of our operations are conducted through subsidiaries, a significant portion of our cash flow, and consequently, our ability to service debt, including the debt securities, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers.
     In addition, holders of the debt securities will have a junior position to claims of creditors against our subsidiaries, including policy holders, trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders, except to the extent that we are recognized as a creditor of our subsidiary. Any claims of Scripps as the creditor of its subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.
Terms of the Debt Securities to be Described in the Prospectus Supplement
     The Indenture does not limit the amount of debt securities that we may issue under it. We may issue debt securities under the Indenture up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:
•	whether the debt securities will be senior debt securities or subordinated debt securities;·

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal will be payable;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for interest payments;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	any mandatory or optional redemption terms or prepayment or sinking fund provisions;

•	the place where we will pay principal, interest and any premium;

•	the currency or currencies, if other than the currency of the United States, in which principal, interest and any premium will be paid;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations in which the debt securities will be issued;

•	whether the debt securities will be issued in the form of global securities;

•	additional provisions, if any, relating to the discharge of our obligations under the debt securities;

•	whether the amount of payment of principal (or premium, if any) or interest, if any, will be determined with reference to one or more indices;

•	the portion of the principal amount of the debt securities to be paid upon acceleration of maturity thereof;

•	whether a person other than U.S. Bank, National Association will be acting as trustee for such series;

•	the terms of any right to convert or exchange the debt securities into any other securities or property of Scripps or any other person;

•	any authenticating or paying agents, registrars or other agents; and other specific terms, including any additional events of default, covenants or warranties. (Section 301)
Events of Default and Notice Thereof
     When we use the term “Event of Default” with respect to debt securities of any series we mean:
•	we fail to pay principal (including any sinking fund payment) of, or premium (if any) on, any debt security of that series when due;

•	we fail to pay interest, if any, on any debt security of that series when due and the failure continues for a period of 30 days;

•	we fail to perform in any material respect any covenant in the Indenture not specified in the previous two bullets (other than a covenant included in an Indenture solely for the benefit of a different series of debt securities) and the failure to perform continues for a period of 90 days after receipt of a specified written notice to us; and

•	certain events of bankruptcy, insolvency, reorganization, receivership or liquidation of Scripps. (Section 501)
     An Event of Default with respect to debt securities of a particular series may not constitute an Event of Default with respect to debt securities of any other series of debt securities.
     If an Event of Default under the Indenture occurs with respect to the debt securities of any series and is continuing, then the Trustee or the holders of at least 25% in principal amount of the Outstanding securities of that series may require us to repay immediately the entire principal amount (or, if the debt securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Outstanding securities of that series; provided, however, that under certain circumstances the holders of a majority in aggregate principal amount of Outstanding securities of that series may rescind or annul such acceleration and its consequences. (Section 502)
     The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care (Section 601), to be indemnified by the holders of debt securities before proceeding to exercise any right or power under the Indenture at the request of such holders. (Section 603) Subject to these provisions in the Indenture for the indemnification of the Trustee and certain other limitations, the holders of a majority in aggregate principal amount of the debt securities of each affected series then Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Sections 512 and 513)

     The Indenture provides that the Trustee may withhold notice to the holders of the debt securities of any default (except in payment of principal (or premium, if any) or interest, if any) if the Trustee considers it in the interest of the holders of the debt securities to do so. (Section 602)
     The Indenture provides that holders of at least 25% in aggregate principal amount of the Outstanding securities of any series may seek to institute a proceeding with respect to the Indenture or for any remedy thereunder only after:
•	such holders have made a written request to the Trustee;

•	such holders have offered an indemnity reasonably satisfactory to the Trustee to institute a proceeding; and

•	the Trustee shall not have received from the holders of a majority in aggregate principal amount of the Outstanding securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507)
These limitations do not apply, however, to a suit instituted by a Holder of a debt security for enforcement of payment of the principal of (or premium, if any) or interest, if any, on or after the respective due dates expressed in such debt security. (Section 508)
     The Indenture contains a covenant under which we are required to furnish to the Trustee an annual statement as to the compliance with all conditions and covenants of the Indentures. (Section 1007)
Modification and Waiver
     The Indenture (Section 901) provides that we, together with the Trustee, may enter into supplemental indentures without the consent of the holders of debt securities to:
•	evidence the assumption by another person of our obligations;

•	add covenants for the benefit of the holders of all or any series of debt securities;

•	add any additional Events of Default;

•	add or change an Indenture to permit or facilitate the issuance of debt securities in bearer form;

•	add to, change or eliminate a provision of the Indenture if such addition, change or elimination does not apply to a debt security created prior to the execution of such supplemental indenture or modify the rights of a holder of any debt security with respect such provision;

•	secure any debt security;

•	establish the form or terms of debt securities of any series;

•	evidence the acceptance of appointment by a successor Trustee;

•	add to any provision of the Indenture to the extent necessary to permit defeasance and discharge of any series of debt securities if such action does not adversely affect the interests of the holders of debt securities in any material respect;

•	cure any ambiguity or correct any inconsistency in the Indenture or make other changes, provided that any such action does not adversely affect the interests of the holders of debt securities of any affected series in any material respect; or

•	conform the Indenture to any mandatory provision of law.
     Other amendments and modifications of the Indenture may be made with the consent of the holders of not less than a majority of the aggregate principal amount of each series of the Outstanding securities affected by the amendment or modification. However, no modification or amendment may, without the consent of the Holder of each Outstanding security affected:
•	change the stated maturity of the principal of (or premium, if any) or any installment of principal or interest, if any, on any such debt security;

•	reduce the principal amount of (or premium, if any) or the interest rate, if any, on any such debt security or the principal amount due upon acceleration of an Original Issue Discount Security;

•	change the place or currency of payment of principal of (or premium if any) or the interest, if any, on any such debt security;

•	impair the right to institute suit for the enforcement of any such payment on or with respect to any such debt security;

•	reduce the percentage of holders of debt securities necessary to modify or amend an Indenture;

•	in the case of the Subordinated Indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities; or

•	modify the foregoing requirements or reduce the percentage of Outstanding securities necessary to waive compliance with certain provisions of an Indenture or for waiver of certain defaults. (Section 902)
     The holders of at least a majority of the aggregate principal amount of the Outstanding securities of any series may, on behalf of all holders of that series, waive our required compliance with certain restrictive provisions of an Indenture and may waive any past default under an Indenture, except a default in the payment of principal, premium or interest or in the performance of certain covenants. (Sections 1008 and 513)
Consolidation, Merger and Sale of Assets
     We may not consolidate with or merge with or into any other person (other than in a merger or consolidation in which we are the surviving person) or sell our property and assets as, or substantially as, an entirety to any person unless:
•	the person formed by the consolidation or with or into which we are merged or the person that purchases our properties and assets as, or substantially as, an entirety is a corporation, partnership, limited liability company or trust organized and validly existing under the laws of the United States of America, any State or the District of Columbia, and any such successor or purchaser expressly assumes Scripps’s obligations on the debt securities under a supplemental indenture satisfactory to the Trustee;

•	immediately after giving effect to the transaction no Event of Default shall have occurred and be continuing; and

•	a specified officers’ certificate and opinion of counsel are delivered to the Trustee. (Section 801)
     Upon compliance with the foregoing provisions, the successor or purchaser will succeed to, and be substituted for Scripps under the Indenture with the same effect as if such successor or purchaser had been the original obligor under the debt securities, and thereafter Scripps will be relieved of all obligations and covenants under the Indenture and the debt securities. (Section 802)
Defeasance and Covenant Defeasance
     If we deposit, in trust, with the Trustee (or other qualifying trustee), sufficient cash or specified government obligations to pay the principal of (and premium, if any) and interest and any other sums due on the scheduled due date for the debt securities of a particular series, then at our option and subject to certain conditions (including the absence of an Event of Default):
•	we will be discharged from our obligations with respect to the debt securities of such series (which we refer to in this prospectus as a “legal defeasance”), or

•	we will no longer be under any obligation to comply with the covenants described above under “Consolidation, Merger and Sale of Assets”, and an Event of Default relating to any failure to comply with such covenant will no longer apply to us, (which we refer to in this prospectus as a “covenant defeasance”).
     If we exercise our legal defeasance option, payment of such debt securities may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, payment of such debt securities may not be accelerated by reference to the covenant from which we have been released or pursuant to the Event of Default referred to above that is no longer applicable. If we fail to comply with our remaining obligations with respect to such debt securities under an Indenture after we exercise the covenant defeasance option and such debt securities are declared due and payable because of the occurrence of any Event of Default, the amount of money and government obligations on deposit with the Trustee may be insufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such Event of Default. However, we will remain liable for such payments. (Section 1006)

     Under current United States federal income tax laws, a legal defeasance would be treated as an exchange of the relevant debt securities in which holders of those debt securities might recognize gain or loss. Unless accompanied by other changes in the terms of the debt securities, a covenant defeasance generally should not be treated as a taxable exchange. In order to exercise our defeasance options, we must deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes.
Concerning our Relationship with the Trustee
     U.S. Bank National Association, will act as Trustee under the Indenture. We maintain customary banking relationships in the ordinary course of business with the Trustee and its affiliates.
Governing Law
     The Indenture is governed by and shall be construed in accordance with the internal laws of the State of New York.
FORM OF DEBT SECURITIES
     Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issue of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the Trustee. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities.
     We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.
     If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. (Sections 201 and 301) We anticipate that the following provisions will apply to all depositary arrangements.
     Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.
     So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable Indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable Indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable Indenture, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
     Principal (or premium, if any) and interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. Neither Scripps nor the Trustee nor any agent of Scripps or the Trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
     We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders of that global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
     If the depositary for any of these securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. In addition, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the global security or securities representing those securities. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the Trustee or relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.
PLAN OF DISTRIBUTION
     We may sell the offered securities through agents, through underwriters or dealers, directly to one or more purchasers, or through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in a prospectus supplement.
EXPERTS
     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K filed on October 26, 2006 and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
LEGAL MATTERS
     Baker & Hostetler LLP, Cincinnati, Ohio, will pass upon the legality of the securities offered hereby for the Company. John H. Burlingame, a retired partner of Baker & Hostetler LLP, is a director of the Company, a member of the Executive Committee and the Compensation Committee, the Chair of the Nominating & Governance Committee and a trustee of the Scripps Trust. As a trustee, he has the power together with the other trustees of the Scripps Trust to vote and dispose of the Class A Common Shares and the Common Voting Shares held by the Scripps Trust. Mr. Burlingame disclaims any beneficial interest in shares held by the Scripps Trust.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following is a statement of the estimated expenses (other than underwriting compensation) to be incurred by Scripps in connection with distributions from time to time of an assumed aggregate amount of $1,000,000,000 of securities registered under this registration statement. The assumed amount has been used to demonstrate the aggregate expenses of multiple offerings aggregating such amount and does not represent an estimate of the amount of securities that may be registered or distributed because such amount is unknown at this time.

SEC Registration Fee	(*	)
Accounting Fees and Expenses	$180,000
Legal Fees and Expenses	360,000
Printing and Engraving Expenses	120,000
Trustee’s Fees and Expenses	60,000
Miscellaneous	30,000

Total Expenses	$750,000

(*)	This registration statement relates to the registration of securities having an indeterminate maximum aggregate principal amount. The registration fee will be calculated and paid in accordance with Rule 457(r) under the Securities Act of 1933, as amended.
Item 15. Indemnification of Directors and Officers.
     Section 1701.13 of the Ohio Revised Code grants corporations the power to indemnify their directors and officers in accordance with the provisions set forth therein. The Articles of Incorporation of the Company provide for indemnification of directors and officers of the Company to the extent set forth therein.
Item 16. Exhibits.
     The following exhibits are filed or incorporated by reference as part of this registration statement:

4.1	Articles of Incorporation of the Company(1)

4.2	Code of Regulations of the Company(2)

4.3	Form of Trust Indenture between The E.W. Scripps Company and U.S. Bank National Association, as Trustee under the Indenture

5	Opinion of Baker & Hostetler LLP

23.1	Consent of Baker & Hostetler LLP (included in Exhibit 5)

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney by the Company

24.2	Power of Attorney by directors and certain officers of the Company

25	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as Trustee under Indenture

(1)	Incorporated by reference to Form 8-K filed on July 21, 2004.

(2)	Incorporated by reference to Form 8-K filed on February 15, 2005.

Item 17. Undertakings.
     (a) The Company hereby undertakes:
          (1) To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:
               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth on the “Calculation of Registration Fee” table in the effective registration statement;
               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:
          (1) Each prospectus filed by the Company under Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (2) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in this registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or in any such document immediately prior to such effective date.
     (c) The Company hereby undertakes that for the purpose of determining liability under the Securities Act of 1933, in a primary offering of securities of the Company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (1) Any preliminary prospectus or prospectus of the Company relating to the offering required to be filed pursuant to Rule 424;

          (2) Any free writing prospectus relating to the offering prepared by or on behalf of the Company or used or referred to by the Company;
          (3) The portion of any other free writing prospectus relating to the offering containing material information about the Company or its securities provided by or on behalf of the Company; and
          (4) Any other communication that is an offer in the offering made by the Company to the purchaser.
     (d) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the provisions described under Item 15 above or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
     The Company hereby undertakes that:
     (1) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, The E.W. Scripps Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on October 26, 2006.

THE E.W. SCRIPPS COMPANY
By:	/s/ Joseph G. NeCastro
Joseph G. NeCastro
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities indicated, on October 26, 2006.

Signature	Title

*	Chairman of the Board

William R. Burleigh

*	President, Chief Executive Officer and Director (Principal Executive Officer)

Kenneth W. Lowe

/s/ Joseph G. NeCastro	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Joseph G. NeCastro

*	Director

John H. Burlingame

*	Director

Jarl Mohn

*	Director

Nicholas B. Paumgarten

*	Director

Nackey E. Scagliotti

*	Director

Jeffrey Sagansky

*	Director

Edward W. Scripps

*	Director

Paul K. Scripps

S-1

Signature	Title

*	Director

Ronald W. Tysoe

*	Director

Julie A. Wrigley

*	Director

David A. Galloway

*	Joseph G. NeCastro, by signing his name hereto, does sign this Registration Statement on behalf of the persons indicated above pursuant to the powers of attorney duly executed by such persons and filed as one or more Exhibits to this Registration Statement.

By:	/s/ Joseph G. NeCastro
Joseph G. NeCastro
Attorney-in-Fact

S-2